EXHIBIT 22


                               AMBASE CORPORATION
                               SUBSIDARY LISTING
                            AS OF DECEMBER 31, 1996



                                         Jurisdiction       Percentage Voting
                                         In Which           Securities Owned by
Name                                     Organized          Immediate Parent
--------------------------------------------------------------------------------

AmBase Corporation                        Delaware          N/A
   Carteret Bancorp, Inc.                 Delaware          100%
   Home Capital Services, Inc.            Delaware          100%
   Maiden Lane Associates, Ltd.           Delaware          100%



Note: Interrelationships show by indentation with 100% ownership unless otherwise indicated.